DIRECTOR DEFERRED
                                COMPENSATION PLAN


                             UNITED NATIONAL BANCORP
                             Bridgewater, New Jersey

                                 October 1, 1997

                                DIRECTOR DEFERRED
                                COMPENSATION PLAN


         This Director Deferred Compensation Plan (the "Plan"), effective as of the 1st day of October, 1997, formalizes the understanding by and between UNITED NATIONAL BANCORP (the "Holding Company"), a banking holding company with its principal business address in the State of New Jersey, and certain eligible Directors, hereinafter referred to as "Director", who shall be approved by the Holding Company to participate and who shall elect to become a party to this Director Deferred Compensation Plan by execution of a Director Deferred Compensation Joinder Agreement ("Joinder Agreement") in a form provided by the Holding Company. Any reference herein to the Bank shall mean "UNITED NATIONAL BANK," a national banking association subsidiary of the Holding Company.

                              W I T N E S S E T H :

         WHEREAS, the Directors serve the Holding Company as members of the Board; and

         WHEREAS,   the  Holding  Company   recognizes  the  valuable   services
heretofore performed for it by such Directors and wishes to encourage continued service of each; and

         WHEREAS,  the  Holding  Company  values  the  efforts,   abilities  and
accomplishments of such Directors and recognizes that the Directors' services substantially contribute to its continued growth and profits in the future; and

         WHEREAS,   the  Holding  Company  had  previously  adopted  a  deferred compensation plan for Directors in order to permit the Directors to defer a portion of their fees;

         WHEREAS, these Directors wish to continue to defer a certain portion of their fees to be earned in the future; and

         WHEREAS, the Directors and the Holding Company desire to adopt this Plan in order to amend the terms and conditions upon which the Holding Company shall pay such deferred compensation to the Directors or their designated beneficiaries; and

         WHEREAS, the Holding Company and the Directors intend this Plan to be considered an unfunded arrangement, maintained primarily to provide retirement income for such Directors, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS,  the  Holding  Company  has  adopted  this  Director  Deferred
Compensation   Plan  which   controls  all  issues   relating  to  the  Deferred
Compensation Benefits as described herein;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto agree to the following terms and conditions:

                                    SECTION I
                                   DEFINITIONS

         When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1      "Bank" means UNITED NATIONAL BANK and any successor thereto.

1.2 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Director's Joinder Agreement to whom the deceased Director's benefits are payable. If no Beneficiary is so designated, then the Director's Spouse, if living, will be deemed the Beneficiary. If the Director's Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.

1.3 "Benefit Age" shall be the birthday on which the Director becomes eligible to receive benefits under the plan. Such birthday shall be designated in the Director's Joinder Agreement.

1.4 "Benefit Eligibility Date" shall be the date on which a Director is entitled to receive his Deferred Compensation Benefit. It shall be the first day of the month following the month in which the Director attains the Benefit Age designated in his Joinder Agreement.

1.5 "Cause" shall mean willful misconduct, breach of fiduciary duty involving personal benefit to the Executive, conviction of a felony, wilful breach or willful neglect by the Executive of his duties as an Executive of the Bank or the Holding Company, or persistent negligence or misconduct in the performance of such duties. For purposes of this definition, no act or failure to act on the part of the Executive shall be considered "willful" unless done or omitted not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank or the Holding Company. If the termination for Cause occurs after a Change in Control, the Executive shall not be deemed to have been terminated for Cause hereunder unless and until:
         (i) there shall have been delivered to the Executive a copy of a certification by a majority of the non-officer members of the Board of Directors of the Holding Company finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which was deemed to be Cause for termination and specifying the particulars thereof in detail, and (ii) after reasonable notice to the Executive there shall have been an opportunity for the Executive, together with counsel to the Executive, to be heard before such non-officer members of the Board of Directors.

1.6 "Change in Control" of the Bank or the Holding Company shall mean the first to occur of any of the following events:

          (a) Any person or entity or group of affiliate persons or entities (other than the Bank) becomes a beneficial owner, directly or indirectly, of 25% or more Bank's and/or the Holding Company's voting securities or all or substantially all of the assets of Bank and/or the Holding Company.

         (b) Bank and/or the Holding Company enters into a definitive agreement which contemplates the merger, consolidation or combination of either Bank or the Holding Company with an unaffiliated entity in which either or both of the following is to occur: (i) the directors of Bank and/or Holding Company, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stockholders of Bank immediately prior to such merger, consolidation or combination; provided, however, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (b).
         (c) Bank and/or the Holding Company enters into a definitive agreement which contemplates the transfer of all or substantially all of Bank's and/or the Holding Company's assets, other than to a wholly-owned subsidiary of Bank; provided, however, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (c).
         (d) A majority of the members of the Board of Directors of either Bank or the Holding Company shall be persons who: (i) were not members of such Board on the date hereof ("current members");
                  and (ii) were not nominated by a vote of the Board       which
                  included the affirmative vote of a majority of the current members on the Board at the time of their nomination ("future designees") and (iii)were not nominated by a vote of the Board
                  which included the affirmative vote of a majority       of the
                  current members and future designees, taken as a group, on the Board at the time of their nomination.

1.7 "Children" means the Director's children, both natural and adopted, determined at the time payments are due the Children under this Plan.

1.8 "Deferral Period" means the period of months designated in the Director's Joinder Agreement during which the Director shall defer current Board fees and/or retainer. The Deferral Period shall commence on the date designated in the Director's Joinder Agreement.

1.9 "Deferred Compensation Benefit" means the annuitized value (using the Interest Factor) of the Director's Elective Contribution Account, measured as of the Director's Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Director's Benefit Eligibility Date.

1.10 "Disability Benefit" means the monthly benefit payable to the Director following a determination, in accordance with Subsection 5.2, that he is no longer able, properly and satisfactorily, to perform his duties as a Director.

1.11     "Effective Date" of this Plan is October 1, 1997.

1.12 "Elective Contribution" shall refer to any bookkeeping entry required to record a Director's voluntary monthly pre-tax deferral of Board fees and/or retainer which shall be made in accordance with the Director's Joinder Agreement.

1.13 "Elective Contribution Account" shall be represented by the bookkeeping entries required to record a Director's Elective Contributions plus accrued interest earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Elective Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Holding Company and the Director or any Beneficiary. Amounts credited to the Elective Contribution Account with respect to a Director shall include the total fair market value of all accruals on behalf of such Director prior to the adoption of this restated Plan and amounts accrued hereunder. From and after the date of adoption of this restated Plan, a Director's Elective Contribution Account balance shall earn interest at a rate equal to the Interest Factor.

1.14     "Estate" means the estate of the Director.

1.15 "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Director or of a dependent of the Director, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances which arise as a result of an event not within the control of the Director. The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case, but, in any instance, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Director's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the Director's child to college or the decision to purchase a home.

1.16 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably needed to satisfy the emergency need.

1.17 "Interest Factor" means monthly compounding or discounting, as applicable, at a rate determined annually in accordance with the following: the Interest Factor shall be equal to the greater of (i) eight percent (8%) or (ii) the annual rate of return on equity for the Bank for the immediately preceding year minus five percent (5%), provided, however, that "(ii)" shall only be applicable if the Holding Company's equity to asset ratio is eight percent (8%) or greater.

1.18 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Director's Joinder Agreement.

1.19     "Plan Year" shall mean the twelve (12) month period from   January 1 to
         December 31 of each year.

1.20 "Projected Deferral" is an estimate, determined upon execution of a Joinder Agreement, of the total amount of compensation to be deferred by the Director during his Deferral Period (excluding any interest accrued on such deferrals), and so designated in the Director's Joinder Agreement.

1.21 "Projected Survivor's Benefit" means the benefit payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount designated in the Executive's Joinder Agreement, and subject to Subsection 6.1.

1.22 "Spouse" means the individual to whom the Director is legally married at the time of the Director's death.

1.23 "Survivor's Benefit" means a stream of monthly installments payable to the Beneficiary throughout the Payout Period. In the event a policy of life insurance has been purchased by the Plan on the Director's life, the Survivor's Benefit is equal to the amount designated in the Joinder Agreement, and subject to Subsection 6.1. In the event no life insurance policy has been purchased by the Plan on the Director's life, the Survivor's Benefit shall equal the annuitized value (using the Interest Factor) of the Director's Elective Contribution Account, payable over the Payout Period.

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST

         The Holding Company shall establish a rabbi trust into which the Holding Company shall contribute assets which shall be held therein, pursuant to the agreement which establishes such rabbi trust. The contributed assets shall be subject to the claims of the Holding Company's creditors in the event of the Holding Company's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Director and his Beneficiary(ies) in such manner and at such times as specified in this Plan. It is the intention of the Holding Company to make a contribution or contributions to the rabbi trust to provide the Holding Company with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement. The amount and timing of such contribution(s) shall be specified in the agreement which establishes such rabbi trust.

                                   SECTION III
                                  DEFERRED FEES

         Commencing on the Effective Date, the Director and the Holding Company agree that the Director shall defer into his Elective Contribution Account up to One Hundred Percent (100%) of the monthly Board and Committee fees and/or retainer which the Director would otherwise be entitled to receive from the Holding Company for each month of the Plan Year. In each subsequent Plan Year continuing throughout the Deferral Period, the Director shall be entitled to defer into his Elective Contribution Account up to One Hundred Percent (100%) of the monthly Board and Committee fees and/or retainer which the Director would otherwise be entitled to receive from the Holding Company, provided, however, that the maximum amount that the Director may elect to defer in each subsequent Plan Year shall not exceed one hundred and five percent (105%) of the maximum permitted deferral in the immediately preceding Plan Year for the Director receiving the highest dollar amount of Board and Committee fees and/or retainer (taking into consideration any deferrals of such Director for such year). The total deferral during the term of the Deferral Period shall not exceed the Director's Projected Deferral, without Board of Director approval. The specific amount of the Director's monthly deferred compensation shall be designated in the Director's Joinder Agreement and shall apply only to compensation attributable to services not yet performed.

                                   SECTION IV
                          ADJUSTMENT OF DEFERRAL AMOUNT

         Deferral of the specific amount of fees and/or retainer designated in the Director's Joinder Agreement shall continue in effect pursuant to the terms of this Plan unless and until the Director amends his Joinder Agreement by filing with the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of the Joinder Agreement). If the Holding Company increases the amount of fees and/or retainer earned by the Director, the Director can include such additional amounts in his monthly deferral, provided approval from the Board of Directors is obtained, by filing a Notice of Adjustment of Deferral Amount. A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator at least thirty (30) days prior to any January 1st during the Director's Deferral Period. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the January 1st following its filing and shall be applicable only to compensation attributable to services not yet performed by the Director.

                                    SECTION V
                               BENEFITS GENERALLY

5.1 Retirement Benefit. Subject to Subsection 6.1 of this Plan, the Holding Company agrees to pay the Director the Deferred Compensation Benefit commencing on the Director's Benefit Eligibility Date. Such payments will be made over the term of the Payout Period.

         In the event of the Director's death after commencement of the Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Holding Company shall pay to the Director's Beneficiary a continuation of the monthly installments for the number of months remaining in the Payout Period.

5.2 Disability Benefit. If requested by the Director and approved by the Board of Directors, the Director shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed independent physician selected by the Holding Company, that the Director is no longer able, properly and satisfactorily, to perform his regular duties as a Director because of ill health, accident, disability or general inability due to age. If the Director's service is terminated pursuant to this Subsection and Board of Director approval is obtained, the Director may elect to begin receiving the Disability Benefit in lieu of the Deferred Compensation Benefit, which is not available prior to the Director's Benefit Eligibility Date. The benefit shall begin within thirty (30) days of Board of Director approval of such benefit. The amount of the monthly benefit shall be the annuitized value of the Director's Elective Contribution Account, measured as of the date of the disability determination and payable over the Payout Period. The Interest Factor shall be used to annuitize the Elective Contribution Account. In the event the Director dies while receiving Disability Benefit payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 6.1(a) and the Disability Benefits provided for in this Subsection shall terminate upon the Director's death.

5.3 Removal For Cause. In the event the Director is removed for Cause at any time prior to reaching his Benefit Age, he shall be entitled to receive the balance of his Elective Contribution Account, measured as of the date of removal. Such amount shall be paid in a lump sum within thirty (30) days of the Director's date of removal. All other benefits provided for the Director or his Beneficiary under this Plan shall be forfeited and the Plan shall become null and void with respect to such Director.

5.4 Voluntary or Involuntary Termination Other Than for Cause. If the Director's service with the Holding Company is voluntarily or involuntarily terminated prior to the attainment of his Benefit Eligibility Date, for any reason including a Change in Control but excluding termination for Cause, the Director's death or disability, then commencing on his Benefit Eligibility Date, the Director shall be entitled to the annuitized value (using the Interest Factor) of his Elective Contribution Account calculated as of his Benefit Eligibility Date, and payable over the Payout Period. During the period between termination of service and the Director's Benefit Eligibility Date, the Director's Elective Contribution Account will continue to earn interest at a rate equal to the Interest Factor.

5.5      Financial  Hardship  Benefit.  In  the  event  the  Director  incurs  a
         Financial Hardship, the Director may request a Financial Hardship Benefit. Such request shall be either approved or rejected by the Holding Company in the exercise of its sole discretion. The Director will be required to demonstrate to the satisfaction of the Bank that a Financial Hardship has occurred and that the Director is otherwise entitled to a Financial Hardship Benefit in accordance with Sections
         1.15 and 1.16. If a Financial Hardship Benefit is approved, it shall be paid in a lump sum within thirty (30) days of the event which triggers payment and only to the extent of the Director's account balances when paid. Any Deferred Compensation Benefit or Disability Benefit shall be actuarially adjusted to reflect such distribution.
                                   SECTION VI
                                 DEATH BENEFITS

6.1 Death Benefit Prior to Commencement of Deferred Compensation Benefit. In the event of the Director's death prior to commencement of the Deferred Compensation Benefit, the Holding Company shall pay the Director's Beneficiary a monthly benefit for the Payout

         Period, commencing within thirty (30) days of the Director's death. The amount of such monthly benefit payments shall be determined as follows:

         (a) (1) In the event death occurs (i) while the Director is receiving the Disability Benefit provided for in Subsection 5.2, or (ii) after the Director has become eligible for such Disability Benefit payments but before such payments have commenced, the Director's Beneficiary shall be entitled to receive a lump sum benefit equal to the present value of the Survivor's Benefit, reduced by the Disability Benefit payments made to the Director. In the event death occurs after the Director has received the Disability Benefit provided for in Subsection 5.2 for the entire Payout Period, the Director's Beneficiary shall not be entitled to the benefit set forth above. However, the lump sum payment described in paragraph two (2) of this Subsection 6.1(a) shall still be applicable to such Beneficiary.

                  (2) If (i) the total dollar amount of Disability Benefit payments received by the Director under Subsection 5.2 is less than the total dollar amount of payments which would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit which was paid during the Director's life, and (ii) Board of Director approval is obtained, the Holding Company shall pay the Director's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Director's death.

         (b) In the event death occurs while the Director is (i) in the service of the Holding Company, (ii) deferring fees pursuant to Section III and (iii) prior to any reduction or discontinuance (via an effective filing of a Notice of Adjustment of Deferral Amount) in the level of deferrals reflected in the Director's Joinder Agreement, the Director's Beneficiary shall be paid the Survivor's Benefit.

         (c) In the event death occurs while the Director is (i) in the service of the Holding Company, (ii) deferring fees pursuant to Section III, and (iii) after any reduction or discontinuance (via an effective filing of a Notice of Adjustment of Deferral Amount) in the level of deferrals reflected in the Director's initial Joinder Agreement, the Director's Beneficiary shall be paid a reduced Survivor's Benefit. The amount of such reduced Survivor's Benefit shall be determined by multiplying the monthly payment available as a Projected Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director as of his death, and the denominator of which is equal to the total amount of Board fees which would have been deferred as of his death, if no reduction or discontinuance in the level of deferrals had occurred at any time following execution of the Joinder Agreement and during the Deferral Period.

         (d) In the event the Director completes less than One Hundred Percent(100%)of his Projected Deferrals due to any voluntary or involuntary termination other than removal for Cause, the Director's Beneficiary shall be paid a reduced Survivor's Benefit. The amount of such reduced Survivor's Benefit shall be determined by multiplying the monthly payment available as a Projected Survivor's Benefit by a fraction, the numerator of which is equal to the total Board fees actually deferred by the Director, and the denominator of which is equal to the Director's Projected Deferral.

         (e) In the event the Director completes One Hundred Percent (100%) of his Projected Deferrals prior to any voluntary or involuntary termination other than removal for Cause, and provided no payments have been made pursuant to Subsection 5.2, the Director's Beneficiary shall be paid the Survivor's Benefit.

6.2 Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Director's death, the Director's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars ($10,000.00). This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Director. Such benefit shall be payable within thirty (30) days of the Director's death. The Director's Beneficiary shall not be entitled to such benefit if the Director is removed for Cause prior to death.

                                   SECTION VII
                             BENEFICIARY DESIGNATION

         The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                  SECTION VIII
                           DIRECTOR'S RIGHT TO ASSETS

         The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Plan, shall be solely those of an unsecured general creditor of the Holding Company. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Holding Company those payments so specified under this Plan. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Holding Company, including any insurance policies or contracts which the Holding Company may possess or obtain to informally fund this Plan. Any asset used or acquired by the Holding Company in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Holding Company. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Holding Company.

                                   SECTION IX
                            RESTRICTIONS UPON FUNDING

         The Holding Company shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Holding Company in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Holding Company reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of any such asset purchases. Should the Holding Company decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Holding Company reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Holding Company. If the Holding Company elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Holding Company by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                    SECTION X
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Director nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Holding Company's liabilities shall forthwith cease and terminate with respect to such Director or Beneficiary.

                                   SECTION XI
                                 ACT PROVISIONS

11.1 Named Fiduciary and Administrator. The Holding Company shall be the Named Fiduciary and Administrator (the "Administrator") of this Plan. As Administrator, the Holding Company shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 Claims Procedure and Arbitration. In the event that benefits under this Plan are not paid to the Director (or to his Beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty
         (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or the Joinder Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   SECTION XII
                                  MISCELLANEOUS

12.1 No Effect on Directorship Rights. Nothing contained herein will confer upon the Director the right to be retained in the service of the Holding Company nor limit the right of the Holding Company to discharge or otherwise deal with the Director without regard to the existence of the Plan.

12.2     State Law.  The Plan  is  established under,  and  will  be   construed
         according to, the laws of the state of New Jersey.

12.3 Severability. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

12.5 Unclaimed Benefit. The Director shall keep the Holding Company informed of his current address and the current address of his Beneficiaries. If the location of the Director is not made known to the Holding Company within three (3) years after the date on which any payment of the Deferred Compensation Benefit may first be made, payment may be made as though the Director had died at the end of the three (3) year period.

12.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Holding Company, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

12.7 Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8 Effect on Other Corporate Benefit Plans. Nothing contained in this Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Holding Company's existing or future compensation structure.

12.9 Suicide. Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable if the Director's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of his Joinder Agreement. If the Director dies during this twenty-six (26) month period due to suicide, the balance of his Elective Contribution Account will be paid to the Director's Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Director's death is declared a suicide by competent legal authority. Credit shall be given to the Holding Company for payments made prior to determination of suicide.

12.10 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Holding Company, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

12.11 Source of Payments. All payments provided in this Plan shall be timely paid in cash or check from the general funds of the Holding Company or the assets of the rabbi trust.

12.12 Modification of Benefit Eligibility Date. In the event that a Director desires to modify his Benefit Eligibility Date or Payout Period with respect to future Elective Contributions, the Director may do so at the time and in the manner that the Director is entitled to adjust his Elective Contribution, pursuant to Section IV of the Plan. In the event that a Director desires to modify his Benefit Eligibility Date or Payout Period with respect to amounts accrued in his Elective Contribution Account the Director may do so, provided, however, that any such modification is made no later than twenty-four (24) months prior to the date of both (i) the

         Director's   existing   Benefit   Eligibility  (at  the  time  of  such
         modification) and (ii) the Director's Benefit Eligibility Date, as modified.

12.13 Tax Withholding. The Holding Company may withhold from any benefits payable under this Plan all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

12.14 Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

                                  SECTION XIII
                              AMENDMENT/REVOCATION

         This Plan shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Director and the Holding Company, and such mutual consent shall be required even if the Director is no longer serving the Holding Company as a member of the Board.

                                   SECTION XIV
                                    EXECUTION

14.1 This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

14.2 This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Holding Company and the Bank have caused this Plan to be executed on the day and date first above written.


ATTEST:                                              UNITED NATIONAL BANCORP



                                                By: __________________________
Secretary
                                                  Title: _____________________


ATTEST:                                              UNITED NATIONAL BANCORP



                                       By:
Secretary
                                                           Title:

                DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT



         I, _______________, and UNITED NATIONAL BANCORP hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Director Deferred Compensation Plan ("Plan"), which is effective October 1, 1997, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

         I understand that I must execute this Director Deferred Compensation Joinder Agreement ("Joinder Agreement") as well as notify the Administrator of such execution, on or before October 1, 1997 in order to participate in the Plan from its Effective Date. Otherwise, I may execute this Joinder Agreement and give notice of such execution to the Administrator at least thirty (30) days prior to any January 1.

         I hereby elect to defer my Board fees and/or retainer, monthly, by the lesser of (i) Five Hundred Dollars ($500) or (ii) the actual amount of fees and/or retainer I earn during any given month. Such deferrals shall commence on October 1, 1997, shall renew annually unless otherwise changed, and shall continue for a period equal to the lesser of ____ months or until attainment of my Benefit Age, such period shall be known as the "Deferral Period", and will result in a "Projected Deferral" in the amount of $______.

         I understand that my election to defer shall continue in accordance with this Joinder Agreement until such time as I submit a "Notice of Adjustment of Deferral Amount" (Exhibit B, hereto) to the Administrator, at least thirty
(30) days prior to any January 1st of my Deferral Period. A Notice of Adjustment of Deferral Amount can be used to adjust the amount of Board fees and/or retainer to be deferred or to discontinue deferrals altogether.

     I hereby elect a "Benefit Age" of 72 and a "Payout Period" of  120  months.
                                                                   -----

         In general, I understand that my designated Beneficiary shall be entitled to a "Survivor's Benefit" monthly payment in the amount of $_______, pursuant to Subsection 6.1 of the Plan and subject to all relevant Subsections of the Plan.

         I hereby designate the following individuals as my "Beneficiary" and I am aware that I can subsequently change such designation by submitting to the Administrator, at any subsequent time and in substantially the form attached hereto as Exhibit A, a written designation of the primary and secondary Beneficiaries to whom payment under the Plan shall be made in the event of my death prior to complete distribution of the benefits due and payable under the Plan. I understand that any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

PRIMARY BENEFICIARY


SECONDARY BENEFICIARY

         I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Administrator.

         This Joinder Agreement shall become effective upon execution (below) by both the Director and a duly authorized officer of the Holding Company.

         Dated this 1st day of October, 1997.






(Director)



(Holding Company's duly authorized Officer)

                DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT
                             BENEFICIARY DESIGNATION



         The Director, under the terms of the Director Deferred Compensation Plan executed by UNITED NATIONAL BANCORP, of Bridgewater, New Jersey, dated ___________________, 19__, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following his death:


PRIMARY BENEFICIARY:                        ____________________________________

SECONDARY BENEFICIARY:                      ____________________________________


         This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

         Such Beneficiary Designation is revocable.


DATE: ______________________, 19___



-----------------------------------            ------------------------------
(WITNESS)                                                     DIRECTOR



-----------------------------------
(WITNESS)




                                    Exhibit A

                DIRECTOR DEFERRED COMPENSATION JOINDER AGREEMENT
                     NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT



TO:      Holding Company
         Attention:


         I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Director Deferred Compensation
Joinder Agreement, dated the ____ day of __________, 19__. This notice is submitted thirty (30) days prior to January 1st, and shall become effective January 1st, as specified below.
         Adjust deferral as of:                               January 1st, 19__

         Previous Deferral Amount                        ____________ per month
         New Deferral Amount                             ____________ per month
                                            (to discontinue deferral, enter $0)

                                            ------------------------------------
                                            DIRECTOR

                                            ------------------------------------
                                            DATE

                                            ACKNOWLEDGED
                                            BY:_________________________________


                                            TITLE: _____________________________


                                            ------------------------------------
                                            DATE


                                    Exhibit B